SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2005

TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California	90023

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 266-3072

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

     On August 19, 2005, True Religion Apparel, Inc., a Nevada corporation (“True Religion Nevada”) and the sole stockholder of the Registrant, merged with and into the Registrant for the purpose of changing True Religion Nevada’s state of incorporation from Nevada to Delaware (the “Reincorporation”).
     The Reincorporation was accomplished pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), which was approved by True Religion Nevada’s stockholders at its 2005 annual meeting and a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     In connection with the Reincorporation and pursuant to the Merger Agreement, at the effective time of the Reincorporation: (i) each outstanding share of True Religion Nevada common stock, par value $0.00001 per share, was automatically converted into one share of the Registrant’s common stock, par value $0.0001 per share, with the result that the Registrant is now the publicly-held corporation and True Religion Nevada has been merged out of existence; (ii) each stock certificate representing issued and outstanding shares of True Religion Nevada common stock continues to represent the same number of shares of the Registrant’s common stock; (iii) the stockholders of True Religion Nevada became the stockholders of the Registrant; (iv) each option to acquire shares of True Religion Nevada common stock outstanding immediately prior to the Reincorporation was converted into and became an equivalent option to acquire, upon the same terms and conditions, the equal number of shares of the Registrant’s common stock (whether or not such option was then exercisable) and the exercise price per share under each respective option remained equal to the exercise price per share immediately prior to the Merger; (v) the Certificate of Incorporation and Bylaws of the Registrant immediately prior to the Reincorporation remained the Certificate of Incorporation and Bylaws of the Registrant following the Reincorporation, except that the Certificate of Incorporation was amended to change the name of the Registrant to True Religion Apparel, Inc.; and (vi) the directors and officers of True Religion Nevada in office immediately prior to the Reincorporation became the directors and officers the Registrant following the Reincorporation.
      Holders of outstanding stock certificates representing shares of True Religion Nevada common stock will not be required to surrender such certificate to either True Religion Nevada or the Registrant. The constituent instruments defining the rights of holders of the Registrant’s common stock will now be the Certificate of Incorporation and Bylaws of the Registrant, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
     Delaware corporate law will now be applicable in the determination of the rights of stockholders of the Registrant. The Registrant refers its stockholders to the discussion entitled “Approval of Reincorporation from Nevada to Delaware” beginning on page 23 of the definitive proxy statement filed on July 22, 2005 with the Securities and Exchange Commission and incorporated herein by reference, for a summary of all of the material terms of the charter documents, bylaws and laws of the two states as they pertain to stockholder rights.
Item 8.01 Other Events.
     On August 18, 2005, the Registrant held its annual meeting of stockholders. At the meetings, the stockholders: (i) approved the re-election of the Registrant’s six directors to the board of directors; (ii) approved the Reincorporation to Delaware; (iii) approved the 2005 Stock Incentive Plan and; (iv) ratified the appointment of Stonefield Josephson, Inc. as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
     The Registrant’s common stock will continue to trade on the Nasdaq National Market under the ticker symbol “TRLG.” In addition, the Reincorporation will not result in any change in the Registrant’s CUSIP number, business, assets, liabilities, corporate headquarters, directors, management or employees.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated August 18, 2005, by and between the Registrant and True Religion Apparel, Inc., a Nevada corporation and the Registrant’s predecessor in interest.

3.1	Certificate of Incorporation of the Registrant.

3.2	Bylaws of the Registrant.

4.1	Specimen Common Stock Certificate of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: August 19, 2005	By:	/s/ CHARLES LESSER
	Name:	Charles Lesser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated August 18, 2005, by and between the Registrant and True Religion Apparel, Inc., a Nevada corporation and the Registrant’s predecessor in interest.

3.1	Certificate of Incorporation of the Registrant.

3.2	Bylaws of the Registrant.

4.1	Specimen Common Stock Certificate of the Registrant.